UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2014

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

888 Seventh Avenue, New York, New York		10106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2014, Loral Space & Communications Inc. ("Loral" or the "Company"), Loral’s former subsidiary, Space Systems/Loral, LLC ("SSL"), and ViaSat, Inc. ("ViaSat") entered into a Settlement Agreement (the "Settlement Agreement") pursuant to which the breach of contract and patent infringement lawsuits brought by ViaSat against Loral and SSL in February 2012 and against SSL in September 2013 were settled.

The terms of the Settlement Agreement provide, among other things, for (1) filing with the court for dismissal of the lawsuits with prejudice; (2) mutual releases of claims asserted in the lawsuits; (3) payment by Loral and SSL on a joint and several basis by September 9, 2014 of $40 million, and payment of $60 million paid quarterly from October 15, 2014 through January 15, 2017 with 11.8% interest accruing from the effective date of the Settlement Agreement; (4) agreement by ViaSat not to sue any of Loral, SSL or their customers and suppliers on the Covered ViaSat Patents (as defined in the Settlement Agreement) or for breach of the contracts asserted in the lawsuits to the extent such breach relates to claims asserted in the lawsuits; and (5) agreement by Loral and SSL not to sue ViaSat or its customers and suppliers on the Covered SSL Patents (as defined in the Settlement Agreement) or for breach of the contracts asserted in the lawsuits to the extent such breach relates to claims asserted in the lawsuits. MacDonald, Dettwiler and Associates Ltd. ("MDA"), the parent company of SSL, has agreed to guarantee SSL’s payment obligations under the Settlement Agreement.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Also on September 5, 2014, Loral, on the one hand, and SSL, MDA and MDA Communications Holdings, Inc., on the other hand (collectively, the "MDA Parties") entered into a Release Agreement (the "Release Agreement") pursuant to which the MDA Parties released Loral, and Loral released the MDA Parties, from their respective indemnification obligations relating to the ViaSat lawsuits under the purchase agreement pursuant to which Loral sold SSL to MDA in 2012.

The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Release Agreement, a copy of which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Pursuant to a document titled "MDA/Loral Dispute Resolution," dated August 14, 2014 (the "Dispute Resolution Agreement"), MDA and Loral agreed to a mechanism for the allocation between MDA and Loral of the payments due to ViaSat under the Settlement Agreement. The Dispute Resolution Agreement provides that the payments to ViaSat will initially be funded equally by Loral and SSL but will be subject to a further allocation between the parties. The parties will then, by way of mediation or arbitration (the "Dispute Resolution Agreement Proceedings"), allocate how much of the payment each party bears. In the Dispute Resolution Agreement Proceedings, the arbitrator will value ViaSat’s covenant not to sue with respect to the Covered ViaSat Patents. An amount of the payment due to ViaSat under the Settlement Agreement equal to such value will be allocated to SSL. The remaining payments under the Settlement Agreement will be allocated fifty percent (50%) to the first ViaSat lawsuit, with Loral being responsible for that portion of the payment, and the other fifty percent (50%) will be allocated to the second ViaSat lawsuit. Payment of the amount allocated to the second ViaSat lawsuit will be borne by SSL, unless the arbitrator decides that Loral shall bear some portion of that allocation. The minimum payment to be borne by either party will be $15 million. The Dispute Resolution Agreement Proceedings are expected to occur in the fourth quarter of 2014.

The foregoing description of the Dispute Resolution Agreement does not purport to be complete and is qualified in its entirety by reference to the Dispute Resolution Agreement, a copy of which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.2 Settlement Agreement, dated September 5, 2014, by and among ViaSat, Inc., Space Systems/Loral, LLC (f/k/a Space Systems/Loral, Inc.), Loral Space & Communications Inc., and (with respect to Section 4.2) MacDonald, Dettwiler and Associates Ltd.

10.2 Release Agreement, dated September 5, 2014, by and among Loral Space & Communications Inc., Space Systems/Loral, LLC, MacDonald, Dettwiler and Associates Ltd. and MDA Communications Holdings, Inc.

10.3 MDA/Loral Dispute Resolution, dated August 14, 2014, by and between Loral Space & Communications Inc. and MacDonald, Dettwiler and Associates Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

September 8, 2014	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement, dated September 5, 2014, by and among ViaSat, Inc., Space Systems/Loral, LLC (f/k/a Space Systems/Loral, Inc.), Loral Space & Communications Inc., and (with respect to Section 4.2) MacDonald, Dettwiler and Associates Ltd.
10.2	Release Agreement, dated September 5, 2014, by and among Loral Space & Communications Inc., Space Systems/Loral, LLC, MacDonald, Dettwiler and Associates Ltd. and MDA Communications Holdings, Inc.
10.3	MDA/Loral Dispute Resolution, dated August 14, 2014, by and between Loral Space & Communications Inc. and MacDonald, Dettwiler and Associates Ltd.